Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER,
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002*

Pursuant to the requirement set forth in Rule 13a-14(b) or Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, Amy Rabourn, Vice President of Finance of Ocuphire Pharma, Inc. (the “Company”) hereby certifies that, to the best of her knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, to which this Certification is attached as Exhibit 32.2 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

/s/ Amy Rabourn
Amy Rabourn
Vice President of Finance
(Principal Financial Officer)

Dated: August 12, 2021

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This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Ocuphire Pharma, Inc. under the Securities Act of 1933, as amended, or the Exchange Act made before or after the date of the report, irrespective of any general incorporation language contained in such filing.